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                                                                       Exhibit 5

                                  November 20, 1996



Securities and Exchange Commission
450 Fifth Avenue
Washington, D.C.  20549

RE:      ALLEGRO NEW MEDIA, INC.
         REGISTRATION STATEMENT ON FORM S-4


Gentlemen:

         Reference is made to the filing by Allegro New Media, Inc. (the "Company") of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 3,846,335 shares of the Company's common stock, par value $.001 per share (the "Common Stock").

         We have acted as counsel to the Company in connection with the preparation and execution of the Agreement and Plan of Reorganization dated as of October 1, 1996 (the "Merger Agreement") among the Company, SPC Acquisition Corporation, a wholly-owned subsidiary of the Company ("Sub") and Software Publishing Corporation ("SPC"). Pursuant to the terms of the Merger Agreement, Sub will merge with and into SPC and SPC will become a wholly-owned subsidiary of the Company. The shares of Common Stock covered by the Registration Statement are being issued to the former stockholders of SPC pursuant to the terms of the Merger Agreement or underlie options to purchase shares of Common Stock which the Company will assume in connection with the Merger (the "Options").

         As counsel for the Company, we have examined its corporate records, including its Certificate of Incorporation, By-Laws, its corporate minutes, the form of its Common Stock certificate, the Merger Agreement and such other documents as we have deemed necessary or relevant under the circumstances.
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         Based upon our examination, we are of the opinion that:

         1. The Company is duly organized and validly existing under the laws of the State of Delaware.

         2. The shares of Common Stock subject to the Registration Statement have been duly authorized and, when issued in accordance with the terms of the Merger Agreement and the Options as more fully described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to be named in the Registration Statement and in the prospectus which constitutes a part thereof as counsel to the Company, and we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                     Very truly yours,


                                     /s/ Blau, Kramer, Wactlar & Lieberman, P.C.
                                     BLAU, KRAMER, WACTLAR
                                        & LIEBERMAN, P.C.